Consent of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

of Hartman Short Term Income Properties XX, Inc. and Subsidiaries

We hereby consent to the incorporation by reference in this Amendment No. 5 to Form S-11/A Registration Statement (No. 333-185336) of our report dated March 28, 2013 relating to the consolidated financial statements of Hartman Short Term Income Properties XX, Inc. and Subsidiaries as of and for the years ended December 31, 2012 and 2011, and to the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ WEAVER AND TIDWELL, L.L.P.

Houston, Texas

July 9, 2013